Exhibit 10.46

GUARANTY

This GUARANTY (“Guaranty”) is entered into as of January 12, 2005, by NV Partners III-BT LP, a Cayman Islands Limited Partnership having its principal place of business at 98 Floral Avenue, Suite 201, Murray Hill, New Jersey 07974 (the “Guarantor”), in favor of @Road, Inc., a Delaware corporation (“Lender”).

RECITALS

A.                                    Vidus Limited, a company registered in England and Wales under registered number 4069823 having its registered office at North Felaw Maltings, 48 Felaw Street, Ipswich, Suffolk IP2 8HE (“Company”) has requested that Lender loan up to $2,000,000 (the “Loan”) to Company.  Concurrently herewith, in consideration of the Loan, Company has executed that certain Loan and Security Agreement dated as of the date hereof (together with all exhibits thereto and all Secured Promissory Notes (as defined in the Loan and Security Agreement) executed thereunder, the “Loan Agreement”).

B.                                    Lender has agreed to make the Loan to Company in consideration for the execution of the Loan Agreement, but only on the condition that all obligations of Company to Lender in respect of the Loan Agreement be fully and unconditionally guaranteed by Guarantor pursuant to the terms set forth herein.

C.                                    Guarantor will obtain substantial direct and indirect benefit from the making of the Loan.

NOW, THEREFORE, in order to induce Lender to make the Loan to Company, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby represents, warrants, covenants and agrees as follows:

SECTION 1.  DEFINITIONS.  Capitalized terms used in this Guaranty shall have the meanings either given to them below or defined elsewhere in this Guaranty.

“Bankruptcy Law” shall mean any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect, of any jurisdiction.

“Lien” shall mean any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Person” shall mean any (a) individual, (b) corporation, (c) limited liability company, partnership or other entity, or (d) governmental authority.

SECTION 2.  GUARANTY.

2.1                                 Unconditional Guaranty.  In consideration of the foregoing, Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranty Obligations (as defined below).  Guarantor agrees that this Guaranty is a guaranty of payment and performance of the Guaranteed Obligations and not one of collection.  The term “Guaranty Obligations” means, all obligations for monetary amounts from time to time owing from Company to Lender under the Loan Agreement, whether due or to become due, and any and all covenants and duties in connection with such amounts.  The term “Guaranty Obligations” includes the principal amount of the Loan owing from Company to Lender under the Loan Agreement, any interest thereon (including interest that accrues after the commencement by or against Company of any action under Bankruptcy Law), together with all expenses (including, without limitation, reasonable attorneys’ fees), costs or disbursements in connection with the collection or attempted collection of the foregoing amounts.

2.2                                 Expenses.  Guarantor agrees to pay, promptly upon demand, all expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in connection with the enforcement of Lender’s rights under this Guaranty.

2.3                                 Separate Obligations; No Offset.  The Guaranty Obligations of Guarantor arising hereunder are independent of and separate from any and all other obligations of Guarantor to Lender.  Guarantor shall not be entitled to set off its obligations hereunder against any obligations now or hereafter owing from Lender to Guarantor.

SECTION 3.  REPRESENTATIONS AND WARRANTIES.

Guarantor hereby represents and warrants to Lender that:

(a)                                  Guarantor:  (i) is a Cayman Islands Limited Partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands; and (ii) has all requisite power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.

(b)                                 The execution, delivery and performance by Guarantor of this Guaranty:  (i) are within Guarantor’s powers and have been duly authorized by all necessary action; (ii) do not contravene Guarantor’s organizational documents or any law or any contractual restriction binding on or affecting Guarantor or by which Guarantor’s property may be affected; and (iii) do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound except such as have been obtained or made.

(c)                                  This Guaranty is a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

(d)                                 No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty, or (ii) the legality, validity, binding effect or enforceability of this Guaranty.

(e)                                  There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened that could reasonably be expected to have a material adverse effect on the ability of the Guarantor to perform its obligations to the Lender hereunder or on the rights or remedies of the Lender.

SECTION 4.  ABSOLUTE GUARANTY.  Guarantor agrees that the liability hereunder shall be the immediate, direct, and primary obligation of Guarantor and shall not be contingent upon Lender’s exercise or enforcement of any right, power or remedy it may have against Company or any other Person.  Without limiting the generality of the foregoing, the Guaranty Obligations shall remain in full force and effect without regard to and shall not be impaired or affected by, nor shall Guarantor be exonerated or discharged from its obligations hereunder by, any of the following events:

(a)                                  Insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, liquidation, winding up or dissolution of Company or Guarantor;

(b)                                 Any limitation, discharge, or cessation of the liability of Company or Guarantor due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of the documents evidencing the Guaranty Obligations;

(c)                                  Any merger, acquisition, consolidation or change in structure of Company (other than upon the Closing, as such term is defined in the Acquisition Agreement dated December 15, 2004 among Lender, Company and Guarantor (the “Acquisition Agreement”)) or Guarantor or any sale, lease, transfer or other disposition of any or all of the assets or equity interests of Company or Guarantor;

(d)                                 Any assignment or other transfer, in whole or in part, of Lender’s interests in and rights under this Guaranty, including, without limitation, Lender’s right to receive payment of any portion of the Guaranty Obligations;

(e)                                  Any claim, counterclaim or setoff, or any defense (other than that of prior complete performance hereunder), that Company or Guarantor may have or assert, including, but not limited to, any defense of incapacity or lack of corporate or other authority to execute any documents relating to the Guaranty Obligations;

(g)                                 Lender’s exercise or nonexercise of any power, right or remedy with respect to the Guaranty Obligations, including, but not limited to, Lender’s compromise, release, settlement or waiver with or of Company or any other Person (other than the Guarantor); or

(h)                                 Any other invalidity, irregularity or unenforceability of all or any part of the Guaranty Obligations or any other security therefor.

SECTION 5.  WAIVERS.  To the extent that it may do so under applicable law, Guarantor hereby expressly waives:  (a) diligence, presentment, demand for payment, protest, benefit of any statute of limitations affecting Company’s liabilities in favor of Lender or the enforcement of this Guaranty; (b) discharge due to any disability of Company; (c) all notices whatsoever, including, without limitation, notice of acceptance of this Guaranty and the incurring of the Guaranty Obligations; and (d) any requirement that Lender exhaust any right, power or remedy or proceed against Company or any other party liable for, any portion of the Guaranty Obligations.  To the extent it may do so under applicable law, Guarantor specifically agrees that it shall not be necessary or required, and Guarantor shall not be entitled to require, that Lender:  (i) file suit or proceed to assert or obtain a claim for personal judgment against Company, for all or any part of the Guaranty Obligations; (ii) make any effort at collection or enforcement of all or any part of the Guaranty Obligations from the Company; (iii) file suit or proceed to obtain or assert a claim for personal judgment against Guarantor or other party liable for all or any part of the Guaranty Obligations; (iv) exercise or assert any other right or remedy to which Lender is or may be entitled in connection with the Guaranty Obligations to assert; or (v) file any claim against assets of Company before or as a condition of enforcing the liability of Guarantor under this Guaranty.  Without limiting the generality of the foregoing, to the extent that it may do so under applicable law, Guarantor expressly waives the benefit of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 1432 until the Guaranty Obligations have been indefeasibly paid in full.

SECTION 6.  CONTINUING GUARANTY.  This Guaranty shall be a continuing guaranty and shall remain in effect until the earlier to occur of (i) the Guaranty Obligations have been paid in full or (ii) the Closing (as such term is defined in the Acquisition Agreement).  For avoidance of doubt, from and after the Closing Date (as such term is defined in the Acquisition Agreement), the guaranty provided herein shall be of no further force or effect.

SECTION 7.  REINSTATEMENT.  Notwithstanding anything to the contrary contained herein, unless the Closing occurs, the liability of Guarantor hereunder shall be reinstated and revived and the rights of Lender shall continue if and to the extent that for any reason any payment by or on behalf of Company is rescinded or must be otherwise restored by Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.  The determination as to whether any such payment must be rescinded or restored shall be made by Lender in its sole discretion.

SECTION 8.  INTEREST.  All Guaranty Obligations shall bear interest, from and after two business days following the date Lender has demanded payment and performance by Guarantor of this Guaranty, until paid in full, at a rate equal to five percent (5.0%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less.

SECTION 9.  NO WAIVER; AMENDMENTS.  No failure on the part of Lender to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  This Guaranty may not be amended or modified except by written agreement between Guarantor and Lender, and no consent or waiver hereunder shall be valid unless in writing and signed by Lender.

SECTION 10.  COMPROMISE AND SETTLEMENT.  No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Guaranty Obligations or discharge of Company (other than by Lender) from the performance of any of the Guaranty Obligations shall release or discharge Guarantor from this Guaranty.

SECTION 11.  ENTIRE AGREEMENT.  This Guaranty and Section 4.15 of the Acquisition Agreement constitute and contain the entire agreement of the parties and supersedes any and all prior or contemporaneous agreements, negotiations, correspondence, understandings and communications between Guarantor and Lender, whether written or oral, respecting the subject matter hereof.

SECTION 12.  SEVERABILITY.  If any provision of this Guaranty is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of Guarantor and Lender to the extent possible.  In any event, all other provisions of this Guaranty shall be deemed valid and enforceable to the full extent possible under applicable law.

SECTION 13.  SUCCESSORS AND ASSIGNS; GOVERNING LAW.  This Guaranty shall be binding upon and inure to the benefit of Guarantor and Lender and their respective successors and assigns, except that Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.  This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California.

SECTION 14.  CONSENT TO JURISDICTION.  Guarantor hereby irrevocably agrees that any legal action or proceeding with respect to this Guaranty may be brought in any court of the State of California or federal court of the United States of America as Lender may elect, which jurisdiction shall be exclusive, unless waived by Lender in writing, with respect to any action or proceeding brought by Guarantor against Lender.  Guarantor hereby waives, to the full extent permitted by law, any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

GUARANTOR:	NV PARTNERS III-BT LP
	By:	/s/ Andrew Garman

By:
	Name:	Andrew Garman
	Title:	Managing Partner

Accepted and Agreed:

@ROAD, INC.

By:	/s/ Krish Panu
Name:	Krish Panu
Title:	Chief Executive Officer